TeraWulf Announces November 2024 Production and Operations Update

Completed critical electrical upgrades to support Lake Mariner HPC hosting and mining buildings

Remain on schedule to deliver 72.5 MW of HPC hosting capacity by the end of Q2 2025

Successfully installed approximately 7,400 state-of-the-art S21 Pro miners

Achieved 8.4 EH/s of operational self-mining capacity, a 68% year-over-year increase

EASTON, Md. – December 3, 2024 – TeraWulf Inc. (Nasdaq: WULF) ("TeraWulf" or the "Company"), a leading owner and operator of vertically integrated, next-generation digital infrastructure powered by predominantly zero-carbon energy, today provided its unaudited monthly production and operations update for November 2024.

November 2024 Production and Operations Highlights

- **Bitcoin Production**: Self-mined 115 bitcoin, with an average daily production rate of approximately 3.8 bitcoin.

- **Operating Capacity**: Maintained 8.4 EH/s of operational self-mining capacity, a 68.0% year-over-year increase.

- **Power Costs**: Achieved an average power cost of $41,190 per bitcoin mined, equivalent to approximately $0.051/kWh, excluding proceeds from demand response and ancillary services.

- **Miner Upgrades**: Advanced the miner refresh program at Lake Mariner, replacing legacy S19 Pro/J-Pro and M30s+ models with approximately 7,400 S21 Pro miners.

- **Electrical Upgrades**: Completed a planned outage to connect high-voltage redundant power feeds, temporarily affecting approximately 5.3 EH/s of miners.

Key Metrics[1]	November 2024	October 2024
Bitcoin Self-Mined	115	150
Value per Bitcoin Self-Mined[2]	$ 83,947	$ 65,427
Power Cost per Bitcoin Self-Mined	$ 41,190	$ 36,789
Avg. Operating Hash Rate (EH/s)[3]	5.9	6.8
Nameplate Miner Efficiency (J/TH)[4]	19.2	22.0

[1] All figures except Bitcoin Self-Mined are estimates and remain subject to standard month-end adjustments.

[2] Computed as the weighted-average opening price of bitcoin on each respective day the Bitcoin Self-Mined is earned.

[3] While nameplate mining inventory as of November 30, 2024 for Lake Mariner is estimated at 9.7 EH/s, actual monthly hash rate performance depends on a variety of factors, including (but not limited to) performance tuning to increase efficiency and maximize margin, scheduled outages (scopes to improve reliability or performance), unscheduled outages, curtailment due to participation in various cash generating demand response programs, derate of ASICS due to adverse weather and ASIC maintenance and repair. Performance in November was impacted by planned outage for electrical upgrades and miner fleet upgrade work. Performance in October was impacted by miner fleet upgrade work.

[4] Nameplate miner efficiency excludes auxiliary load.

Management Commentary Sean Farrell, Chief Operating Officer of TeraWulf remarked, “November marked a pivotal month for Lake Mariner as we completed significant upgrades to our electrical infrastructure. These enhancements will ensure reliable and redundant power delivery to CB-1, CB-2, and future HPC hosting loads, positioning us to meet the increasing demand for Tier 3 HPC infrastructure.” Farrell added, “Despite a brief planned outage, we mined 115 bitcoin with an average daily production rate of nearly four bitcoin. Our miner refresh program has substantially improved efficiency, achieving a weighted average of approximately 19 J/TH. Additionally, our onsite repair teams are on track to restore 1.3 EH/s of mining equipment under warranty by year-end. Construction of MB-5 is proceeding on schedule, with conduit installation complete and foundation pours and structural steel assembly underway.” Production and Operations Update TeraWulf’s commitment to operational excellence and sustainability continues to drive its growth across the Company’s bitcoin mining and HPC hosting businesses. As of November 30, 2024, TeraWulf's operational bitcoin mining capacity was 195 MW at the Lake Mariner facility. Upon completing miner repairs, fleet upgrades and onboarding new miners, TeraWulf’s self-mining hash rate is expected to reach approximately 9.7 EH/s. November’s average hash rate was 5.9 EH/s, factoring in planned outage for electrical upgrades, demand response events and optimization strategies to maximize profitability. On the WULF Compute front, progress continues on large-scale HPC hosting infrastructure at Lake Mariner. Dry cooler installation is complete for the 20 MW CB-1 facility, which is on track for Q1 2025 completion. We remain on schedule to deliver 72.5 MW of HPC hosting capacity by the end of Q2 2025. About TeraWulf TeraWulf develops, owns, and operates environmentally sustainable, next-generation data center infrastructure in the United States, specifically designed for Bitcoin mining and high-performance computing. Led by a team of seasoned energy entrepreneurs, the Company owns and operates the Lake Mariner facility situated on the expansive site of a now retired coal plant in Western New York. Currently, TeraWulf generates revenue primarily through Bitcoin mining, leveraging predominantly zero- carbon energy sources, including hydroelectric and nuclear power. Committed to environmental, social, and governance (ESG) principles that align with its business objectives, TeraWulf aims to deliver industry-leading economics in mining and data center operations at an industrial scale.

Forward-Looking Statements This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining, and/or regulation regarding safety, health, environmental and other matters, which could require significant expenditures; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) adverse geopolitical or economic conditions, including a high inflationary environment; (8) the potential of cybercrime, money- laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (9) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and infrastructure equipment meeting the technical or other specifications required to achieve its growth strategy; (10) employment workforce factors, including the loss of key employees; (11) litigation relating to TeraWulf and/or its business; and (12) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov. Investors: Investors@terawulf.com Media: media@terawulf.com